As filed with the Securities and Exchange Commission on May 23, 2000

                                            Registration No. 333-____________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-4

                            Registration Statement
                       Under The Securities Act of 1933

                             KELLY SERVICES, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                   736304                   38-1510762
      ------------       -------------------------      ------------------
     (State or other          (Primary Standard               (I.R.S.
       jurisdiction       Industrial Classification           Employer
     of organization)           Code Number)            Identification No.)

                           999 West Big Beaver Road
                             Troy, Michigan 48084
                                (248) 362-4444
 (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                        ------------------------------

                              George M. Reardon
                        Secretary and General Counsel
                             Kelly Services, Inc.
                           999 West Big Beaver Road
                             Troy, Michigan 48084
                                (248) 362-4444
                   (Name, address, including Zip Code, and
        telephone number, including area code, of agent for service)

                                   Copy to:
                               William M. Link
                               Baker & McKenzie
                             One Prudential Plaza
                           Chicago, Illinois 60601
                                (312) 861-8000
                     ------------------------------------

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.




If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                       CALCULATION OF REGISTRATION FEE

===========================================================================================
    Title of each                            Proposed         Proposed
       Class of                Amount         maximum          maximum          Amount of
     Securities to             to be       offering price     aggregate        registration
     Be registered           registered      per unit(1)   offering price(1)       fee
===========================================================================================
Class A Common Stock,
par value $1.00 per share  100,000 shares   $ 23.78125        $2,378,125        $627.83
===========================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of Kelly Services, Inc. Class A Common Stock on May 22, 2000, as reported on the Nasdaq National Market.

                     ------------------------------------

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.







The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to completion, dated May 23, 2000

Prospectus

                             Class A Common Stock

                     ------------------------------------

           We may use this prospectus to offer and sell up to 100,000 shares of our Class A Common Stock at various times in connection with acquisitions of other businesses or properties, or interests therein. The shares covered by this prospectus may be issued in exchange for assets or shares of capital stock, partnership interests, or other interests in other companies. Shares of Class A Common Stock are non-voting. See "Description of Capital Stock."

           We expect that the specific terms of each acquisition in which the shares will be issued will be determined by negotiations with the owners or other controlling persons of the business involved or, in the case of an entity that is more widely held, through an exchange offer to stockholders or documents soliciting stockholder approval of a merger, consolidation, plan of share exchange, or sale of assets. We also expect that the shares covered by this prospectus that are issued will be valued at prices reasonably related to market prices either at the time the terms of an acquisition are agreed upon or at or about the time of delivery of such shares.

           We do not expect that underwriting discounts or commissions will be paid in connection with the issuances of the shares under this prospectus. However, brokers' commissions or finders' fees may be paid from time to time in connection with certain acquisitions. Any person receiving these fees may be deemed an underwriter within the meaning of the Securities Act of 1933, and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

           The Class A Common Stock is listed on the Nasdaq National Market under the symbol "KELYA." The closing market price of the Class A Common Stock on May 22, 2000 was $24.75 per share.

           The principal executive offices of Kelly Services are located at 999 West Big Beaver Road, Troy, Michigan 48084, and its telephone number is
(248) 362-4444.

                     ------------------------------------

                    Investing in the Class A Common Stock
                         issued under this prospectus
                       involves risk. Before making any
                        investment in our company, you
                          should consider carefully
                    the risk factors beginning on page 4.

                     ------------------------------------

            Neither the Securities and Exchange Commission nor any
                 state securities commission has approved or
                disapproved of these securities or passed upon
                 the adequacy or accuracy of this prospectus.
                   Any representation to the contrary is a
                              criminal offense.

                     ------------------------------------

                 The date of this prospectus is May __, 2000.





You should rely only on the information provided in this prospectus or incorporated into it by reference. No person has been authorized to provide you with different information. Kelly Services is not making an offer of these securities in any state where the offer is not permitted. Information is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies.

                     ------------------------------------

                              TABLE OF CONTENTS

                                                                         PAGE

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE .......    3

THE COMPANY ...........................................................    3

RISK FACTORS ..........................................................    4

DESCRIPTION OF CAPITAL STOCK ..........................................    6

LEGAL MATTERS .........................................................    7

EXPERTS ...............................................................    7



           This prospectus incorporates important business and financial information about Kelly Services that is not included in or delivered with the prospectus. You may obtain a copy of this information, at no cost, by writing or telephoning us at:

                          Kelly Services, Inc.
                          999 West Big Beaver Road
                          Troy, Michigan 48084
                          (248) 362-4444
                          Attn: Chief Financial Officer

To obtain timely delivery, you must request the information no later than five business days before the date you make your investment decision.


                                      2


       WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

           We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy (upon the payment of fees prescribed by the SEC) any document that we file with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W. 0549), New York, New York (7 World Trade Center, Suite 1300 10048), and Chicago, Illinois (500 West Madison Street, Suite 1400 60661). You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the internet, through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

           The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important business, financial and other information in our filings by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus. We incorporate into this prospectus by reference the following documents and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"):

    o Annual Report on Form 10-K for the year ended January 2, 2000.
    o The description of our Class A Common Stock, which is contained in our registration statement filed on Form 8-A, dated June 14, 1984.
    o Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (which report is referred to below in "Description of Capital Stock").
    o Quarterly Report on Form 10-Q for the quarter ended April 2, 2000.

           This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC relating to the shares of Kelly Services' Class A Common Stock offered by this prospectus. As permitted by SEC rules, this prospectus does not contain all the information contained in that registration statement and its accompanying exhibits and schedules which we have also filed with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our shares. The registration statement, exhibits and schedules are available at the SEC's public reference rooms or through its EDGAR database on the internet.

           You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address:

                     Kelly Services, Inc.
                     999 West Big Beaver Road
                     Troy, Michigan 48084
                     (248) 362-4444
                     Attn:  Chief Financial Officer

           To ensure timely delivery of these materials, you should make any request no later than five business days prior to the date on which you must make your investment decision.


                                 THE COMPANY

           Kelly Services, Inc. ("Kelly Services") provides staffing services to a diversified group of customers through offices located in major cities of the United States and in a number of foreign countries. These services are generally furnished under the name of Kelly Services. Kelly Services divides its operations into three segments: (1) U.S. Commercial Staffing, (2) Professional, Technical and Staffing Alternatives and (3) International. U.S.


                                      3


Commercial Staffing includes office services, merchandising, electronic assembly, light industrial, call centers and education staffing services. Professional, Technical and Staffing Alternatives include technical skills related to engineering, information technology, scientific, accounting and finance, healthcare and management services. Staff leasing services are provided under the name of Kelly Staff Leasing, Inc., a wholly owned subsidiary of Kelly Services. Home care services to those who need help with their daily living needs and personal care are furnished under the name of Kelly Assisted Living Services, Inc., which is a wholly owned subsidiary of Kelly Services. Legal staffing services are provided under the name of Kelly Law Registry, formerly The Law Registry. Kelly Services performs these staffing services through its employees by assigning them to work on the premises of Kelly Services' customers.

           Additional information concerning Kelly Services is included in Kelly Services' documents filed with the SEC, which are incorporated herein by reference. See "Where You Can Find More Information; Incorporation by Reference."


                                 RISK FACTORS

           In addition to the other information in this prospectus and the prospectus supplement, if any, and information incorporated herein by reference, the following risk factors should be considered carefully in evaluating Kelly Services and its business before purchasing the Class A Common Stock offered by this prospectus. Unless the context requires otherwise, as used in this prospectus, "Kelly Services" means Kelly Services, Inc. and all of its subsidiaries.


The worldwide staffing services market is highly competitive with limited barriers to entry

           Kelly Services competes in national, regional and local markets with full-service and specialized temporary staffing agencies. Several competitors of Kelly Services, including Adecco, Manpower, Randstadt, and Vedior BIS, have very substantial marketing and financial resources. Price competition in the staffing industry is intense, particularly for the provision of clerical and light industrial personnel, and pricing pressures from competitors and customers are increasing. Kelly Services expects that the level of competition will remain high in the future, which could limit Kelly Services' ability to maintain or increase its market share or profitability.


Demand for staffing services is significantly affected by the general level of economic activity and unemployment in the United States

           When economic activity increases, temporary employees are often added before full-time employees are hired. However, as economic activity slows, many companies reduce their use of temporary employees before laying off full-time employees. In addition, Kelly Services may experience more competitive pricing pressure during periods of economic downturn. Therefore, any significant economic downturn could have a material adverse impact on Kelly Services' financial condition and results of operations.


Kelly Services may not be able to attract and retain qualified personnel

           Kelly Services depends upon its ability to attract qualified temporary personnel who possess the skills and experience necessary to meet the staffing requirements of its clients. Kelly Services must continually evaluate and upgrade its base of available qualified personnel to keep pace with changing client needs. Competition for individuals with proven professional skills, particularly the legal, accounting and scientific areas, is intense, and demand for these individuals is expected to remain very strong for the foreseeable future. There can be no assurance that qualified personnel will continue to be available to Kelly Services in sufficient numbers and on terms of employment acceptable to Kelly Services.



                                      4


Employment-related claims may be brought against Kelly Services which could have a material adverse effect on its business, financial condition and results of operations

           Temporary staffing services providers employ and place people generally in the workplace of other businesses. Attendant risks of these activities include possible claims of discrimination and harassment, employment of illegal aliens, violations of wage and hour requirements, retroactive entitlement to employee benefits, and errors and omissions of its temporary employees, particularly for the actions of professionals such as attorneys, accountants, and scientists. Claims of misuse of client proprietary information, misappropriation of funds, other criminal activity or torts and other similar claims are also attendant risks. In some instances Kelly Services, by written contract, has agreed to indemnify clients against some or all of these matters.

           There can be no assurance that Kelly Services will not experience these problems in the future or that Kelly Services' insurance will be sufficient in amount or scope to cover any liability.

Kelly Services is highly dependent on key management

           Kelly Services believes that its continued success will depend to a significant extent upon the efforts and abilities of its Chairman, President and Chief Executive Officer, Terence E. Adderley, and other key executives. The loss of the services of Mr. Adderley or any of the other key executives could have a material adverse effect upon the Company.

Government regulations may result in prohibition or restriction of certain types of employment services or the imposition of new or additional benefit, licensing or tax requirements that may reduce Kelly Services' future earnings

           Legislative or regulatory changes could include, among others, the prohibition or restriction of certain types of employment services, such as employee leasing, or the imposition of new or additional benefit, licensing or tax requirements with respect to the provision of employment services such as sales or value added tax. There can be no assurance that Kelly Services will be able to increase the fees charged to its clients in a timely manner and in a sufficient amount to cover increased costs as a result of any of the foregoing.


Foreign currency fluctuations may have a material adverse effect on Kelly Services' operating results

           Kelly Services' operations are conducted in 19 countries outside the U.S. Kelly Services' local operations are reported in the applicable foreign currencies and then translated into U.S. dollars at the applicable foreign currency exchange rates for inclusion in Kelly Services' consolidated financial statements. Exchange rates for currencies of these countries may fluctuate in relation to the U.S. dollar and these fluctuations may have a material adverse effect on Kelly Services' operating results when translating foreign currency into U.S. dollars.

Kelly Services' Chairman, President and Chief Executive Officer, T.E. Adderley, and trusts of which he is co-trustee own approximately 90% of the outstanding shares of Kelly Services' Class B Common Stock, which is the only class of Kelly Services common stock with voting rights

           As a result, Mr. Adderley and trusts of which he is co-trustee are able to control most matters requiring approval by Kelly Services' stockholders, including the election of directors. The effect of this stock ownership may be to prevent or delay a merger, takeover, or other change in control of Kelly Services and discourage attempts to acquire Kelly Services.

           Kelly Services' Class A Common Stock offered by this prospectus is not convertible and has no voting rights, except that, under Delaware General Corporation Law, Kelly Services' Class A Common Stock under certain conditions would have a right to vote on a proposal to amend Kelly Services' Certificate of Incorporation.


Provisions in Kelly Services' Certificate of Incorporation and Bylaws could prevent or delay a change in control


                                      5


           Kelly Services' Certificate of Incorporation and Bylaws contain provisions which may prevent or delay a merger, takeover, or other change in control of Kelly Services and discourage attempts to acquire Kelly Services. These provisions include:

      o a classified board of directors with three classes elected to staggered, three year terms;

      o a requirement that a merger and certain other types of business combinations with a holder of 5% or more of Kelly Services' Class B Common Stock be approved by 75% of the Class B Common Stock;

      o a requirement that special meetings of stockholders be called only by the board of directors or a committee of the board;

      o    a prohibition on stockholder action by written consent; and

      o a prohibition on removal of directors other than for cause and a requirement that removal of a director requires the approval of 75% of the Class B Common Stock.


                         DESCRIPTION OF CAPITAL STOCK

           This section contains a description of our capital stock. This description includes not only our Class A Common Stock, but also our Class B Common Stock, which affect the Class A Common Stock. This description summarizes some of the provisions of our Certificate of Incorporation, a copy of which has been filed as exhibit 3.2 to our quarterly report on Form 10-Q for the quarter ended June 30, 1996, which form is incorporated in this registration statement by reference. If you want more complete information, you should read the provisions of our Certificate of Incorporation that are important to you. Our authorized capital stock consists of 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock.


Rights to Dividends and on Liquidation.

           Each share of Class A Common Stock and Class B Common Stock is entitled to share equally in dividends when and as declared by our Board of Directors; provided, that (1) no cash dividend payable on the shares of the Class B Common Stock can be declared unless the Board of Directors at the same time declares a cash dividend on the shares of the Class A Common Stock at a rate which is not less than the rate of the cash dividend payable on the shares of the Class B Common Stock (but a cash dividend may be declared on the Class A Common Stock without declaring a cash dividend on the Class B Common Stock),and (2) no dividend payable in shares of the Class B Common Stock can be declared on the Class A Common Stock (but a dividend payable in shares of Class A Common Stock may be declared on the Class A Common Stock or the Class B Common Stock and a dividend payable in shares of Class B Common Stock may be declared on the Class B Common Stock). Upon liquidation, each share of Class A Common Stock and Class B Common Stock is entitled to share equally in our assets available for distribution to the holders of those shares.


Voting.

           All voting power is vested exclusively in the holders of Class B Common Stock. Except as provided in the Delaware General Corporation Law, shares of Class A Common Stock have no voting rights. Under the Delaware General Corporation Law, however, under certain conditions shares of Class A Common Stock would have a right to vote on a proposal to amend Kelly Services' Certificate of Incorporation.



                                      6


Conversion of Class B Common Stock.

           Each share of Class B Common Stock is convertible, at the option of the shareholder and at any time, into one share of Class A Common Stock.


Preemptive Rights.

           Holders of Class B Common Stock have the preemptive right to purchase additional shares of Class B Common Stock (or any other voting stock or any security convertible into voting stock) issued at any time by Kelly Services. Holders of Class A Common Stock do not have preemptive rights to purchase additional securities if Kelly Services issues additional securities.


                                LEGAL MATTERS

           The validity of the Class A Common Stock offered pursuant to this prospectus will be passed upon for Kelly Services by Baker & McKenzie, Chicago, Illinois.


                                   EXPERTS

           The financial statements incorporated in this prospectus by reference to the 1999 Annual Report on Form 10-K of Kelly Services for the year ended January 2, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



                     ------------------------------------





                                      7


                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

           Article VII, Sections 7 and 8, of Kelly Services' Bylaws provides that a director or officer, or former director or officer, of Kelly Services, and each person who serves at the request of Kelly Services as a director or officer of another corporation in which Kelly Services owns stock or is a creditor, and such person's heirs, executors, and administrators, will be indemnified by Kelly Services against (1) all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding whether civil, criminal, administrative or investigative to which he or she may be made a party by reason of any alleged acts or omissions of such director or officer and (2) all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any threatened, pending, or completed action or suit by or in the right of Kelly Services by reason of any alleged acts or omissions of such director or officer. The indemnification would only be provided if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Kelly Services and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

           In addition, if such action or suit is one by or in the right of Kelly Services, such person will not receive indemnification if he or she has been adjudged to be liable to Kelly Services unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

           Moreover, under Article VII, Section 9, of Kelly Services' Bylaws, to the extent that a director or officer of Kelly Services has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7 or 8 of Article VII, or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

           Section 145 of the General Corporation Law of the State of Delaware sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

           In addition, Kelly Services maintains officers' and directors' liability insurance for the benefit of its officers and directors.

Item 21.   Exhibits and Financial Statement Schedules

           A.        Exhibits

Exhibit
Number                         Description
-------                        -----------

5.01     Opinion of Baker & McKenzie
23.01    Consent of Independent Accountants
23.02    Consent of Baker & McKenzie (included in opinion filed
           as Exhibit 5.01)
24.01    Power of Attorney (contained in Signature Page)



Item 22.   Undertakings

           (a) The undersigned registrant hereby undertakes:





           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

           (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





           (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

           (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

           (g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.








                                  SIGNATURES

           The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 23rd day of May, 2000.

                                  KELLY SERVICES, INC.


                                  By:  /s/  W.K. Gerber
                                       -------------------------------------
                                       W.K. Gerber, Executive Vice President
                                       and Chief Financial Officer


                              POWER OF ATTORNEY

           We, the undersigned officers and directors of Kelly Services, Inc., hereby severally and individually constitute and appoint W.K. Gerber, the true and lawful attorney and agent of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-4, including any post-effective amendments, and any additional Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and all instruments necessary or advisable in connection therewith, with the Securities and Exchange Commission, said attorney and agent to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorney and agent to any and all such amendment and amendments.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Name                      Title                          Date
          ----                      -----                          ----

/s/ Terence E. Adderley   Chairman, President and Chief        May 23, 2000
------------------------  Executive Officer and Director
Terence E. Adderley       (Principal Executive Officer)


/s/ Maureen A. Fay, O.P.  Director                             May 23, 2000
------------------------
Maureen A. Fay, O.P.

/s/ Cedric V. Fricke      Director                             May 23, 2000
------------------------
Cedric V. Fricke

/s/ Verne G. Istock       Director                             May 23, 2000
------------------------
Verne G. Istock

/s/ B. Joseph White       Director                             May 23, 2000
------------------------
B. Joseph White

/s/ W.K. Gerber           Executive Vice President and         May 23, 2000
------------------------  Chief Financial Officer (Principal
W.K. Gerber               Financial Officer and Principal
                          Accounting Officer)







                                EXHIBIT INDEX


Exhibit No.                    Description
-----------                    -----------

    5.01        Opinion of Baker & McKenzie
   23.01        Consent of Independent Accountants
   23.02        Consent of Baker & McKenzie (included in opinion filed as
                  Exhibit 5.01)
   24.01        Power of Attorney (contained in Signature Page)